2nd Quarter 2026 Earnings Supplement and Investor Presentation July 24, 2026

2Central Pacific Financial Corp. Forward-Looking Statements This document may contain forward-looking statements ("FLS") concerning, among other things: projections of revenues, expenses, income or loss, earnings or loss per share, capital expenditures, payment or nonpayment of dividends, net interest income, capital position, credit losses, net interest margin, or other financial items. These statements may also include the plans, objectives, and expectations of Central Pacific Financial Corp. (the "Company") or its management or Board of Directors, including those relating to business plans, use of capital resources, products or services, and regulatory developments or actions. In addition, such statements may address anticipated economic performance, the expected impact of business initiatives, and the assumptions underlying any of the foregoing. Words such as "believe," "plan," "anticipate," "aim," "seek," "expect," "intend," "forecast," "hope," "target," "continue," "remain," "estimate," "will," "should," "may," and other similar expressions are intended to identify FLS, although such terminology is not the exclusive means of doing so. While we believe that our FLS and their underlying assumptions are reasonably based, such statements are inherently subject to risks and uncertainties that may cause actual results to differ materially from expectations. Factors that may lead to such differences, include, but are not limited to: the persistence or resurgence of inflationary pressures in the United States and our market areas, and their effect on market interest rates, economic conditions, and credit quality; the impact of the current U.S. administration’s economic policies, including potential international tariffs, geopolitical instability, trade tensions, and other cost- cutting or fiscal initiatives; the adverse effects of bank failures on customer confidence, deposit behavior, liquidity, and regulatory responses; the effects of pandemics, epidemics, and other public health emergencies, including their impact on Hawaii's tourism and construction sectors and on our borrowers, customers, vendors and employees; supply chain disruptions, labor contract disputes, strikes; adverse trends in the real estate or construction industries, including rising inventory levels or declining property values; deterioration in borrowers' financial performance leading to increased loan delinquencies, asset quality issues, or loan losses; the impact of local, national, and international economic conditions and natural disasters (such as wildfires, volcanic eruptions, hurricanes, tsunamis, storms, floods, or earthquakes) on our markets and major industries within Hawaii; weakness in domestic economic conditions, including instability in the financial industry, deterioration in real estate markets, and declines in consumer or business confidence; revisions to estimates of reserve requirements under applicable regulatory and accounting standards; the impact of legislative and regulatory developments, changing capital and consumer protection rules, and new regulations affecting our operations and competitiveness; the costs and effects of legal and regulatory proceedings, including actual or threatened litigation and the results of governmental and regulatory exams and orders, as well as the costs of ongoing or potential compliance efforts; the effect of accounting standard changes adopted by regulatory agencies, the PCAOB, or the FASB, and the cost and resources associated with implementation; changes in trade, monetary, or fiscal policy, including actions by the Federal Reserve; market volatility and monetary fluctuations, including the transition away from the LIBOR Index; declines in our market capitalization or the price of our common stock; the effects and cost of acquisitions, dispositions, or strategic transactions we may make or evaluate; political instability, acts of war or terrorism, or other geopolitical conflicts; shifts in consumer spending, borrowing, and savings behaviors; technological changes and developments; cybersecurity incidents, data privacy breaches, or fraud involving us or third-party vendors; deficiencies in internal control over financial reporting or disclosure controls and procedures, and our ability to remediate them; increased competition among financial institutions and other financial service providers; our ability to achieve efficiency ratio improvement goals; our ability to attract and retain key personnel; changes in our personnel, organization, compensation and benefit plans; and related reputational or regulatory exposures; and risks related to the United States fiscal debt, deficit, and budget uncertainties. For further information on factors that could cause actual results to differ materially from the expectations or projections expressed in our FLS, please refer to the Company's filings with the U.S. Securities and Exchange Commission, including the Company's most recent Form 10-K, particularly, the discussion of "Risk Factors" set forth therein. We urge investors to consider all of these factors carefully in evaluating the FLS contained in this document. FLS speak only as of the date on which such statements are made. We undertake no obligation to update any FLS to reflect events or circumstances occurring after the date on which such statements are made, or to reflect the occurrence of unanticipated events, except as required by law.

3Central Pacific Financial Corp. Central Pacific Financial Corp. Overview Who We Are Strategic Focus Financial Results Appendix

4Central Pacific Financial Corp. MARKET INFORMATION NYSE TICKER CPF SUBSIDIARY Central Pacific Bank TOTAL ASSETS $7.5 billion MARKET CAP $1.0 billion SHARE PRICE $39.09, +133% (3Y1) DIVIDEND YIELD 3.1%2 Central Pacific Financial Corp. (CPF) is a Hawaii-based bank holding company. Central Pacific Bank (CPB), member FDIC, was founded in 1954 by Japanese- American veterans of World War II to serve the needs of families and small businesses that did not have access to financial services. Today CPB is the 4th largest financial institution, by deposit base in Hawaii, with 27 branches and 56 ATMs across the State. CPB was the highest-ranked company in Hawaii on America's Best Companies 2026 list, published by TIME magazine, and named Best Bank in Hawaii by Forbes Magazine in 2026 for the third consecutive year. Central Pacific Financial – Who We Are 1 3-year stock price change from 7/17/2023 to 7/17/2026 2 Dividend yield is calculated based on quarterly cash dividend of $0.30 per share for 3Q26 Note: Total assets above is as of 6/30/26 and market information above is as of 7/17/2026

Strategic Focus

6Central Pacific Financial Corp. CPF Strategic Focus Our objective is to operate as a high performing bank that delivers sustainable, growing returns and provides enhanced value to positively impact our employees, customers, community and long- term shareholders. Our focus is on our core business. We believe we are positioned to drive strong results organically. Strengthen our brand and reputation to enhance customer trust, loyalty and community relevance which drives sustained deposit growth, lower customer acquisition costs and long-term shareholder value. Brand and Reputation Relationship-based Hawaii retail and small business deposits provide stable, low-cost funding to support balance sheet growth and margin optimization. Diversify funding sources through strategic partnerships with customers in Japan and Korea. Stable, Low-Cost Funding Focus on high-quality, relationship-driven lending and selective investments. Prioritize durable spreads over rate speculation to drive consistent earnings and capital growth. Disciplined Asset Deployment Seek diversification through selective indirect and wholesale credit exposure to reduce concentration risk, access larger markets, and enhance returns, while maintaining disciplined, deposit-funded growth anchored in our Hawaii core franchise. Thoughtful Diversification

7Central Pacific Financial Corp. Core Hawaii franchise, supported by complementary drivers of growth Core Hawaii Franchise • Strong commitment to the Hawaii market • Solid franchise built on 70+ year legacy • Relative size as 4th largest bank in Hawaii provides market share growth opportunity • Leader and advocate for small business and home ownership • Valuable low-cost core deposits Japan and Korea • Deepen cross-border strategic partnerships to support individual and business customer investment in Hawaii • Generates core U.S. dollar deposits, with an average deposit cost of ~1.2% U.S. Mainland • Provides geographic diversification, shorter duration, and better risk/return profile • Mainland exposure comprises CRE, C&I and Consumer loans

Operational Excellence – Positive Operating Leverage Execution Proof Points: • Strategic vendor renewals: successfully negotiated large contracts which provide expense savings/incentives while also strengthening system capabilities, service levels, and scalability. • Branch & Sales system enhancements: reduced teller balancing time by over 80%. Sales and customer relationship management (CRM) tools being implemented. • Expense optimization: consolidation of employees from Operations Center into our main office for an annual savings of ~$1 million. • Data Center & Data Platform Modernization: upgraded Data Center with enhanced resiliency and disaster recovery. Migrating data warehouse to modern, cloud- based solution. 59.62% 50% 52% 54% 56% 58% 60% 62% 64% 66% - 10 20 30 40 50 60 70 80 90 4Q24 1Q25 2Q25 3Q25 4Q25 1Q26 2Q26 Efficiency Trend1 ($ in millions) Other Operating Expense Total Revenue Efficiency ratio 14Q24 is presented on a non-GAAP basis, normalized for non-recurring items. Refer to Appendix for non-GAAP reconciliation. 2Total Revenue = Net Interest Income + Other Operating Income Central Pacific Financial Corp. 8 59.6% Efficiency Ratio1 5.0% lower vs 4Q24 +13% Total Revenue2 Growth $68 mil to $77 mil from 4Q24 to 2Q26

Capital Strategy: Enhancing Shareholder Value

Overall focus on being good stewards of capital and allocating capital optimally to provide shareholder value, while balancing risk

Key Philosophies:

Drive accretive returns to fuel capital growth, dividends, and strategic expansion to create long-term shareholder value and resilience through cycles.

Manage risk with discipline to preserve strength, ensuring compliance, and sustaining our capacity to grow and return capital.

Total Shareholder Returns



177%
105%
129%
83%
24%
117%
3Y
5Y
CPF
HI Peers
Nat'l Peers

NOTE:
Total Shareholder Return is calculated based on share price movement and assumes reinvestment of dividends over the period.
3Y and 5Y period as of 6/30/2026
Source: S&P Global: HI Peers represents Bank of Hawaii (BOH) and First Hawaiian Bank (FHB); Nat'l Peers includes publicly traded banks with total assets of $3-10 billion as of 3/31/2026.

Capital Priorities & Targets:

- Quarterly cash dividend with ~40% payout ratio
- Fund accretive loan growth
- Share repurchases
- Maintain capitalization to protect against downside macroeconomic scenarios, informed by capital stress testing
- Targets: CET1: 11-12%; TCE 7.5-8.5%

Central Pacific Financial Corp.
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2Q 2026 Financial Results

11Central Pacific Financial Corp. • Net interest margin increased by 4bps, driven by $75 million growth in average loan and securities balances, at higher weighted average yields • Loan production of $200 million in 2Q, at weighted average new loan yield of 6.2%, leading to a 3bps increase in loan portfolio yield • Deposit cost remained steady at 0.90%, with NIB deposit growth of $20 million in 2Q • Repurchased 322 thousand shares of CPF common stock for $11.3 million in 2Q 2Q 2026 Financial Highlights 2Q26 1Q26 NET INCOME / DILUTED EPS $20.8mil $0.80 $20.7mil $0.78 RETURN ON ASSETS (ROA) 1.12% 1.12% RETURN ON EQUITY (ROE) 13.94% 13.90% NET INTEREST MARGIN (NIM) 3.57% 3.53% EFFICIENCY RATIO1 59.62% 59.87% TANGIBLE COMMON EQUITY (TCE)1 7.95% 7.92% 1 Refer to non-GAAP table in the appendix

12Central Pacific Financial Corp. Key Actions & Drivers of Stronger Financial Performance •Improved loan portfolio mix with $146 million YoY growth in commercial mortgage loans, offset by $87 million YoY reduction in residential mortgage and home equity loans •Loan portfolio mix improved to 57% fixed/43% variable from 62% fixed/38% variable in 2024 •Existing swap on $115 million municipal securities portfolio - pay fixed at 2.1%, receive float at the effective Fed Funds rate. In the money position added $0.8 million to interest income YTD as of 2Q26 Balance Sheet Optimization/Asset Liability Management •Total loan portfolio cashflows of approximately $200 million in 2Q26 •New loan weighted average yield of 6.2% in 2Q26 •Deposit costs held at 0.90%, reflecting disciplined deposit pricing and retention strategies Favorable Asset/Liability Repricing •Paid quarterly cash dividend of $0.29 per share in 2Q26 •322 thousand shares repurchased, totaling $11.3 million in 2Q26; $33.2 million remaining authorization •Declared quarterly cash dividend of $0.30 per share for 3Q26 Capital Optimization

13Central Pacific Financial Corp. Profitability Improvements Transitioned from post-pandemic normalization to sustainable profitability and capital generation 1CPF Historical trend = post-pandemic average from 1Q21 to 4Q25 depicted by pink dashed line 2Metrics are normalized for non-recurring items and are non-GAAP for 3Q24, 4Q24, and 3Q25. Refer to non-GAAP table in the appendix 1.12 0.50 0.60 0.70 0.80 0.90 1.00 1.10 1.20 1.30 1Q24 4Q24 3Q25 2Q26 ROA2 % GAAP Normalized (non-GAAP) Historical Trend 1 13.94 8.00 10.00 12.00 14.00 16.00 18.00 1Q24 4Q24 3Q25 2Q26 ROE2 % GAAP Normalized (non-GAAP) Historical Trend 1 3.57 2.50 2.70 2.90 3.10 3.30 3.50 3.70 3.90 1Q24 4Q24 3Q25 2Q26 NIM % GAAP Historical Trend 1 59.62 57.00 60.00 63.00 66.00 69.00 72.00 75.00 1Q24 4Q24 3Q25 2Q26 EFFICIENCY RATIO2 % Efficiency Ratio (non-GAAP) Normalized (non-GAAP) Historical Trend 1

14Central Pacific Financial Corp. 0.90% 0.00% 0.50% 1.00% 1.50% 2.00% 2.50% 3.00% 2021 2022 2023 2024 1Q25 2Q25 3Q25 4Q25 1Q26 2Q26 Total Deposit Cost CPF HI Peers Nat'l Peers Low-Cost Deposits Driven by Valuable Franchise CPF total deposit cost 0.90% Interest bearing deposit beta of 34% in current cycle • Well-diversified and granular: • 52% Commercial (Average account balance of $102 thousand) • 48% Consumer (Average account balance of $19 thousand) • 54% Long-tenured customers with CPB 10 years or longer • Low reliance on public time deposits and no brokered deposits Source: S&P Global HI Peers represents BOH and FHB as of 3/31/2026 Nat’l Peers includes publicly traded banks with total assets of $3-10 billion as of 3/31/2026 5.80 6.64 6.74 6.85 6.64 6.61 6.70 4.00 4.50 5.00 5.50 6.00 6.50 7.00 2020 2021 2022 2023 2024 2025 2Q26 Total Deposits ($ in billions) Noninterest Bearing Demand 29% Interest Bearing Demand 21% Savings & Money Market 35% Time 15% Deposit Portfolio Composition as of 6/30/2026

15Central Pacific Financial Corp. Net Interest Income and NIM Expansion NIM up 13 bps from a year ago and 60 bps from two years ago 51.9 53.9 55.8 57.7 59.8 61.3 62.1 61.4 62.8 3.57% 2.00% 2.50% 3.00% 3.50% 4.00% 35.0 40.0 45.0 50.0 55.0 60.0 65.0 70.0 2Q24 3Q24 4Q24 1Q25 2Q25 3Q25 4Q25 1Q26 2Q26 NII and NIM Trend ($ in millions) NII NIM

16Central Pacific Financial Corp. Balanced Loan Portfolio NOTE: Totals may not foot due to rounding • CRE up $146 million year-over-year • Offset by run-off of residential mortgage, HELOC, and mainland consumer • Diverse loan portfolio with over 80% secured by real estate • 83% loans in core Hawaii market • Immaterial loan exposure to non-depository financial institutions (NDFIs) of 0.1% or $6.3 million Commercial & Industrial 11% Construction 4% Residential Mortgage 34% Home Equity 11% Commercial Mortgage 32% Consumer 8% Loan Portfolio Composition as of 6/30/2026 4.96 5.10 5.56 5.44 5.33 5.29 5.31 3.50% 3.70% 3.90% 4.10% 4.30% 4.50% 4.70% 4.90% 5.10% - 1.00 2.00 3.00 4.00 5.00 6.00 2020 2021 2022 2023 2024 2025 2Q26 Loan Balances Outstanding ($ in billions) Loans Yields ($ in millions) 6/30/2026 3/31/2026 6/30/2025 $ % $ % Resi & HELOC 2,393 2,389 2,480 4 0% (87) -4% CRE 1,686 1,704 1,541 (18) -1% 146 9% C&I 590 591 608 (1) 0% (18) -3% Construction 211 204 190 7 3% 21 11% Consumer 428 432 472 (4) -1% (44) -9% TOTAL 5,308 5,320 5,290 (12) 0% 19 0% Loan Growth, by Category QoQ Growth YoY Growth

17Central Pacific Financial Corp. Balance Sheet Sensitivity 557 311 102 23 0 250 500 750 1000 ≤3m 3-6m 6-12m 1-3yr CD Maturity ($ in millions) as of 6/30/2026 1,426 27% 285 5% 610 12% 688 13% 798 15% 1,488 28% 0 500 1,000 1,500 2,000 ≤3m 3m-12m 1yr-3yr 3yr-5yr 5-15yr >15yr Loan Repricing Schedule1 ($ in millions) as of 6/30/2026 ▪ Contractual maturity ▪ Rate sensitive ▪ Non-rate sensitive 1Represents loan repricing or maturing. Excludes nonaccrual loans. • 32% or $1.7B of the loan portfolio contractually reprices within 1 year • Over 95% or $1.0B CDs reprice within 1 year • Interest Bearing Deposit repricing beta in current falling-rates cycle is 34% NOTE: Totals may not foot due to rounding Non-Int Bearing Demand, $1.9B Int Bearing Demand - WAR 0.21%, $1.4B Savings & MM - WAR 1.28%, $2.4B CDs - WAR 2.63%, $1.0B Deposit Portfolio Composition

18Central Pacific Financial Corp. 0.13% 0.14% 0.10% 0.13% 0.09% 0.10% 0.20% 0.35% 0.20% 0.18% 0.18% 0.20% 1Q25 2Q25 3Q25 4Q25 1Q26 2Q26 Annualized NCO/Avg Loans All Other NCO/Avg Loans Mainland Consumer NCO/Avg Loans 5 Asset quality remained solid and in the expected operating range Solid Credit Profile 0.82% 1.80% 1.77% 1.34% 1.86% 2.34% 1Q25 2Q25 3Q25 4Q25 1Q26 2Q26 Criticized/Total Loans 0.21% 0.28% 0.27% 0.27% 0.27% 0.31% 1Q25 2Q25 3Q25 4Q25 1Q26 2Q26 NPAs/Total Loans and OREO 60.5 59.6 60.4 59.6 59.9 60.6 1.13% 1.13% 1.13% 1.13% 1.13% 1.14% 1Q25 2Q25 3Q25 4Q25 1Q26 2Q26 Allowance for Credit Losses and Coverage Ratio ACL ACL to Total Loans Ratio

19Central Pacific Financial Corp. 45.7 43.7 46.2 1.5 0.0 10.0 20.0 30.0 40.0 50.0 60.0 3Q25 4Q25 1Q26 2Q26 Other Operating Expense ($ in millions) Other Operating Expense Non-recurring 13.5 11.6 14.6 1.4 0.0 2.0 4.0 6.0 8.0 10.0 12.0 14.0 16.0 18.0 3Q25 4Q25 1Q26 2Q26 Other Operating Income ($ in millions) Other Operating Income Non-recurring • 2Q26 increase was primarily driven by BOLI income • 4Q25 $1.4 million death benefit proceeds for BOLI income • Focused on growing long-term fee income from wealth management and advisory offerings • 2Q26 increase was primarily driven by higher deferred compensation expense (offsetting BOLI income) • 3Q25 $1.5 million in one-time expenses related to Operations Center consolidation • Focused on process improvements and driving positive operating leverage Other Operating Income and Expense 14.2 47.0

202Central Pacific Financial Corp. Strong Capital Position Supporting Organic Growth & Capital Return • Repurchased 322 thousand shares of CPF common stock for $11.3 million in 2Q26 • Quarterly cash dividend declared of $0.30 per share for 3Q26 • Capital Ratio Targets: • CET1: 11-12% • TCE: 7.5-8.5% 49.2 30.7 29.1 52.7 36.9 0 10 20 30 40 50 60 2022 2023 2024 2025 2Q26 YTD Capital Return ($ in millions) Cash Dividends Share repurchases 9.7% 12.7% 14.8% 0.0% 2.0% 4.0% 6.0% 8.0% 10.0% 12.0% 14.0% 16.0% Tier 1 Leverage CET1 Total Capital Regulatory Capital Ratios as of 6/30/2026

Appendix

22Central Pacific Financial Corp. Non-GAAP Disclosure To supplement its consolidated financial information, the Company utilizes certain non-GAAP financial measures. These measures are not intended to be considered in isolation or as a substitute for comparable GAAP results. The Company believes these non-GAAP financial measures provide meaningful insight to investors and other stakeholders in understanding its core financial performance and position, by excluding certain transactions that may be non-recurring, non-operational, or not indicative of ongoing results. The Company believes that these non-GAAP measures offer a useful perspective for evaluating performance trends over time and are intended to support period-to-period comparisons. The Company believes they are valuable tools for both investors and management in assessing historical results and forecasting future performance. Non- GAAP financial measures may not be comparable to similarly entitled measures reported by other companies. The results for the three months ended June 30, 2026 were not materially impacted by items outside of the normal course of business. Refer to the Company’s earnings release tables for full non-GAAP reconciliation. EFFICIENCY RATIO ($ in millions) 2Q26 1Q26 Total other operating expense 46.2 43.7 Net interest income 62.8 61.4 Total other operating income 14.6 11.6 Total revenue 77.4 72.9 Efficiency ratio (non-GAAP) 59.62% 59.87% TCE RATIO ($ in millions) 2Q26 1Q26 Total shareholders’ equity 596.3 593.9 Less: intangible assets 0 0 TCE 596.3 593.9 Total assets 7,501.1 7,495.4 Less: intangible assets 0 0 Tangible assets 7,501.1 7,495.4 TCE Ratio (non-GAAP) 7.95% 7.92% Efficiency ratio is derived from GAAP-based amounts and is calculated by dividing total other operating expenses by total pre-provision revenue (net interest income plus total other operating income). Tangible Common Equity (“TCE”) Ratio is calculated by dividing tangible common equity by tangible assets. Note: Totals may not sum due to rounding.

Non-GAAP Disclosure (cont'd)

To supplement our consolidated financial information, the Company uses certain non-GAAP financial measures, which are not meant to be considered in isolation or as a substitute for comparable GAAP financial measures. The Company believes these non-GAAP financial measures provide useful information to investors and others, which excludes transactions that are not meaningful in comparison to our past operating performance or not reflective of ongoing financial results. The Company believes that these measures offer a supplemental measure for period-to-period comparisons and can be used to evaluate our historical and prospective financial performance. These non-GAAP financial measures may not be comparable to similarly entitled measures reported by other companies.

The following reconciling adjustments from GAAP or reported financial measures to non-GAAP adjusted financial measures are limited to:

- 3Q25: net pre-tax expenses of $1.5 million related to the consolidation of the Company's former operations center into its main office in the three months ended September 30, 2025
- 4Q24: net pre-tax loss on sales of investment securities related to an investment portfolio repositioning of $9.9 million
- 3Q24: pre-tax expenses of $3.1 million related to the evaluation and assessment of a strategic opportunity in the three months ended September 30, 2024

Management does not consider these transactions to be representative of the Company's core operating performance. The income tax effect was calculated assuming a 23% effective tax rate.

Refer to the Company's earnings release tables for full non-GAAP reconciliation.

	3Q25 GAAP	3Q25 Adjustment	3Q25 Non-GAAP	4Q24 GAAP	4Q24 Adjustment	4Q24 Non-GAAP	3Q24 GAAP	3Q24 Adjustment	3Q24 Non-GAAP
NET INCOME ($ in millions)	$18.6	+$1.2	$19.7	$11.3	+$7.6	$19.0	$13.3	+$2.4	$15.7
DILUTED EARNINGS PER SHARE (EPS)	$0.69	+$0.04	$0.73	$0.42	+$0.28	$0.70	$0.49	+$0.09	$0.58
RETURN ON ASSETS (ROA)	1.01%	+0.07%	1.08%	0.62%	+0.41%	1.03%	0.72%	+0.13%	0.85%
RETURN ON EQUITY (ROE)	12.89%	+0.78%	13.67%	8.37%	+5.45%	13.82%	10.02%	+1.73%	11.75%
TANGIBLE COMMON EQUITY (NON-GAAP)	7.92%	+0.02%	7.94%	7.21%	+0.12%	7.33%	7.31%	+0.03%	7.34%
EFFICIENCY RATIO (NON-GAAP)	62.84%	-2.03%	60.81%	75.65%	-11.00%	64.65%	70.12%	-4.61%	65.51%

Central Pacific Financial Corp.

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Historical Financial Metrics

($ in millions)	Year Ended December 31, 2020	2021	2022	2023	2024	2025	2026 1Q	2026 2Q
Balance Sheet (period end data)								
Loans and leases	$ 4,964.1	$ 5,101.6	$ 5,555.5	$ 5,439.0	$ 5,332.9	$ 5,289.1	$ 5,320.3	$ 5,308.3
Total assets	6,594.6	7,419.1	7,432.8	7,642.8	7,472.1	7,409.2	7,495.4	7,501.1
Total deposits	5,796.1	6,639.2	6,736.2	6,847.6	6,644.0	6,609.8	6,699.4	6,695.8
Total shareholders' equity	546.7	558.3	452.9	503.8	538.4	592.6	593.9	596.3
Income Statement								
Net interest income	197.7	211.0	215.6	210.0	211.7	240.9	61.4	62.8
Provision (credit) for credit losses (*)	42.1	(14.6)	(1.3)	15.7	9.8	15.7	2.4	4.4
Other operating income	45.2	43.1	47.9	46.7	38.7	51.8	11.6	14.6
Other operating expense (*)	151.7	163.0	166.0	164.1	172.6	178.7	43.7	46.2
Income taxes (*)	11.8	25.8	24.8	18.2	14.6	20.8	6.2	6.1
Net income	37.3	79.9	73.9	58.7	53.4	77.5	20.7	20.8
Profitability								
Return on average assets	0.58%	1.13%	1.01%	0.78%	0.72%	1.06%	1.12%	1.12%
Return on average shareholders' equity	6.85%	14.38%	15.47%	12.38%	10.25%	13.62%	13.90%	13.94%
Efficiency ratio	62.47%	64.16%	63.00%	63.95%	68.91%	61.05%	59.87%	59.62%
Net interest margin	3.30%	3.18%	3.09%	2.94%	3.01%	3.45%	3.53%	3.57%
Capital Adequacy (period end data)								
Leverage capital ratio	8.8%	8.5%	8.5%	8.8%	9.3%	9.8%	9.7%	9.7%
Total risk-based capital ratio	15.2%	14.5%	13.5%	14.6%	15.4%	14.8%	14.7%	14.8%
Asset Quality								
Net loan chargeoffs/average loans	0.15%	0.02%	0.09%	0.27%	0.29%	0.23%	0.18%	0.20%
Nonaccrual loans/total loans (period end)	0.12%	0.12%	0.09%	0.13%	0.21%	0.27%	0.27%	0.29%

(*) Certain amounts in prior years were reclassified to conform to current year's presentation. These reclassifications had an immaterial impact to our previously reported efficiency ratios. Note: Totals may not sum due to rounding.

Central Pacific Financial Corp.

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25Central Pacific Financial Corp. CPB’s Branch Footprint 70+ year legacy 27 branches on 4 islands Kauai (1), Oahu (20), Maui (4), and Hawaii (2) & 56 ATMs Kauai Oahu Molokai Maui Hawaii Island Niihau Kahoolawe Lanai Note: Map is not to scale

Resilient Hawaii Economy

Tourism	Jobs	Housing
Visitor arrivals May 2026 **+3.8%**[1]	Unemployment Rate May 2026 **2.5%**[1]	Oahu Median Single-Family Home Price May 2026 **$1.2mil**[2]

Hawaii is less impacted in a U.S. Recession
Average % Decline in Past Recessions



Real GDP
Payrolls
0.00%
-1.00%
-2.00%
-3.00%
US
Hawaii

Source: UHERO
Past recessions include: 1981-1982, 1990-1991, 2001, 2007-2009, and 2020

Key State of Hawaii Highlights

Hawaii Visitor Industry Update

- Total visitor spending rose 5.3% YoY to $1.8 billion, supported by an increase in total arrivals[1]

Construction & Military Spending Strong Support to State Economy

- Aloha Stadium redevelopment expected to cost over $650 million, with the surrounding development estimated to generate $2 billion in economic activity
- Pearl Harbor's shipyard infrastructure upgrade - the U.S. Navy's largest shipyard project estimated to cost $3.4 billion

Strong Economic Pillars ad Diverse Emerging Sectors

- State GDP driven by approximately 20% in each industry: tourism, government and real estate, with remaining 40% diversified in other industries

[1] Source: State of Hawaii Department of Business, Economic Development & Tourism. Tourism represents total visitors as of May 2026 compared to May 2025
[2] Source: Honolulu Board of Realtors

Central Pacific Financial Corp.
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27Central Pacific Financial Corp. CPB Named Best Bank in Hawaii by Times, Forbes, Newsweek, and Honolulu Star-Advertiser • TIME’s America’s Best Companies of 2026 List • Forbes’ Best-In-State Banks 2026 • Newsweek’s America’s Best Regional Banks 2026 • SBA Lender of the year for 2025

Mahalo